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CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.800(b)(4), 200.83
and 240.24b-2

                                                                   EXHIBIT 10.64


                             FIRST AMENDMENT TO THE

              GENOMIC DATABASE COLLABORATION AND LICENSE AGREEMENT

Dear Mr. Gessler:

        This letter will serve as an amendment to the Genomic Database Collaboration and License Agreement ("Agreement"), dated December 30, 1998, between Procter & Gamble Pharmaceuticals Inc. ("P&GP") and Gene Logic Inc. ("Gene Logic"). Except as modified below, all terms and conditions of the Agreement are incorporated into and made part of this amendment as though expressly set forth herein.

         The Parties desire to amend the Agreement to specify the Consumer Price Index ("CPI") that will be utilized to adjust the annual rate of payment for each Scientific FTE. Accordingly, the Parties agree to amend the Paragraph 8.3 of the Agreement as follows (where bold text constitutes modified language):

         8.3      Research Support.

                  (a) During the Research Term, P&GP shall provide Gene Logic with financial support for the Research Programs for Gene Logic's Scientific FTEs at a rate of [***] per Scientific FTE. The Scientific FTE payment rate payable pursuant to this Section 8.3(a) shall be reevaluated annually on each anniversary of the Effective Date and adjusted in proportion to the percentage increase for the 12-month period ending in November of that year in the Consumer Price Index of all urban consumers as provided by the U.S. Bureau of Labor Statistics. THE CONSUMER PRICE INDEX USED WILL BE THAT FOR THE WASHINGTON-BALTIMORE, DC-MD-VA-WV AREA, UNLESS MODIFIED BY THE U.S. BUREAU OF LABOR STATISTICS. The number of Scientific FTEs for each year of the Research Term will be set forth in the applicable Research Plan; provided that such research funding shall not support fewer than the number of Scientific FTEs specified in Section 2.2 in any one year period during the Research Term or at such lower level as the parties may mutually agree taking into account the work to be accomplished pursuant to the Research Plans.


 *** CONFIDENTIAL TREATMENT REQUESTED

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        If you approve of the above amendment, please indicate your acceptance by signing and dating where indicated below, and returning a signed original to P&GP. The other signed original should be retained for your files.

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ACCEPTED:                                            ACCEPTED:

GENE LOGIC INCORPORATED                              PROCTER & GAMBLE PHARMACEUTICALS, INC.

By  /s/ Mark D. Gessler                              By  /s/ Bruce L. Byrnes
   -----------------------------------------            ---------------------------------------
   Mark D. Gessler                                      Bruce L. Byrnes
   President and Chief Executive Officer                President, Global Health Care and
                                                        Corporate New Ventures
                                                        The Procter & Gamble Company

Date     February 1, 2000                            Date    January 28, 2000
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